UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                               _________________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 15, 2008

                             TRANS-LUX CORPORATION
                             ---------------------
             (Exact name of registrant as specified in its charter)


     Delaware                           1-2257                   13-1394750
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(State or other jurisdiction         (Commission                (I.R.S. Employer
 of incorporation)                   File Number)            Identification No.)


                      26 Pearl Street, Norwalk, CT  06850
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:  (203) 853-4321



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

     The Company received a letter from Gamco Investors, Inc. ("Gamco") filed as an Exhibit to a 13D Amendment inquiring on the process undertaken and valuations considered in the decision to sell the Entertainment Division Assets as discussed in Form 8-K filed by the Company on July 11, 2008.

     The Company advised Gamco that as disclosed in the Form 8-K Press Release Exhibit, the Company retained Jesup & Lamont Securities Corporation as its financial advisor to seek out potential buyers and that the price negotiated with Marwit Capital, an equity investor, was the best one obtainable.

     The Company also advised Gamco that not all assets of the Entertainment Division were being sold, with the office building at 418 Montezuma Avenue, Santa Fe, New Mexico, being retained. The Company also advised Gamco that two executive officers of the Company, Matthew Brandt and Thomas Brandt, will be employed full time by the Buyer and resign as employees and officers of the Company.

     The Company further advised Gamco that it has received an opinion from an independent third party advisor that the proposed sale of the theater and related assets is fair to the stockholders of the Company from a financial point of view.





                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                           TRANS-LUX CORPORATION



                                           by:   /s/ Angela D. Toppi
                                              --------------------------
                                              Angela D. Toppi
                                              Executive Vice President
                                              and Chief Financial Officer






Dated:  July 15, 2008